CoreSite

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

QUARTER ENDED DECEMBER 31, 2020

CoreSite
LA3

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	2

CoreSite Reports Fourth Quarter 2020 Financial Results

- Signed $37.6 Million of New and Expansion Sales for the Full Year 2020, Including $9.7 Million in Q4 -

- Delivered New Data Center Capacity of 192,000 NRSF During 2020, Including 50,000 NRSF in Q4 -

- Ended 2020 with 40 Megawatts of Leasable Capacity -

DENVER, CO – February 4, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable, high-performance data center, cloud access and interconnection solutions across the U.S., today announced financial results for the year and quarter ended December 31, 2020.

2020 Annual Highlights

o	Key Financial Results –
o	Grew operating revenues to $606.8 million, an annual increase of 6.0%
o	Delivered net income of $1.95 per common diluted share, an annual decrease of $0.10 per share
o	Grew adjusted EBITDA to $324.5 million, an annual increase of 5.3%
o	Generated Funds From Operations (“FFO”) of $5.31 per diluted share and unit, an annual increase of $0.21 per share, or 4.1%
o	Signed $37.6 million of annualized GAAP rent, a record year for retail and small scale leasing
o	Commenced $45.2 million of annualized GAAP rent
o	Delivered new data center capacity of 192,000 net rentable square feet (“NRSF”) comprised of 22 megawatts (“MW”)

Q4 2020 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $154.9 million, an increase of 6.1% year over year
o	Delivered net income of $0.46 per common diluted share, a decrease of $0.05 year over year
o	Grew adjusted EBITDA to $82.8 million, an increase of 4.7% year over year
o	Generated FFO of $1.34 per diluted share and unit, an increase of $0.04, or 3.1%, year over year
o	Paid a dividend of $1.23 per share for the fourth quarter on January 15th, representing an increase of 0.8% over the previous quarter.
o	Lease Commencements –
o	Commenced 147 new and expansion leases for 109,154 NRSF, representing $20.4 million of annualized GAAP rent, for an average rate of $187 per square foot
o	Leasing Activity –
o	Signed 151 new and expansion leases for 53,953 NRSF and $9.7 million of annualized GAAP rent, for an average rate of $180 per square foot
o	Renewed 260 leases for 121,420 NRSF and $15.8 million of annualized GAAP rent, for an average rate of $130 per square foot
o	Renewed leases reflected an increase of 1.0% in cash rent and 4.4% in GAAP rent, and churn was 5.4%

Q4 2020 Notable Events

o	Delivered new data center capacity on its Los Angeles campus
o	Completed and placed into service LA3 Phase 1 for 50,000 NRSF with 80% leased
o	Commenced the previously announced LA3 pre-lease for 38,000 NRSF and 4.5 MWs

“We executed well on each of our 2020 priorities amidst the backdrop of the global pandemic,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “The pandemic created a challenging environment that forced the team to rethink prior practices, and I’m proud of our ability to adapt quickly while continuing to execute on each priority.”

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended December 31, 2020

Sales Activity

CoreSite achieved new and expansion sales of almost $9.7 million of annualized GAAP rent for the quarter, which included $4.4 million of annualized GAAP rent from retail colocation leases, $3.7 million of annualized GAAP rent from small scale leases, and $1.5 million from large scale leases.

“We delivered solid new and expansion sales in the fourth quarter, ending 2020 strongly,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We believe we are well positioned to continue to take advantage of our available, contiguous capacity and to translate new and vacant capacity into increased sales opportunities as we attract new customers and grow with our existing customers that value our platform.”

As of December 31, 2020, CoreSite had annualized GAAP backlog of $7.8 million, or $21.4 million on a cash basis.

Other Financial Results

CoreSite’s $154.9 million of operating revenues for the fourth quarter included $130.4 million of rental, power and related revenue, reflecting 5.5% year over year growth, $21.9 million of interconnection revenue, reflecting 12.7% year over year growth, and $2.6 million of office, light-industrial and other revenue. Net income was $22.4 million for the quarter, or $0.46 attributable to each common diluted share.

Development Activity

CoreSite continues to execute on its property development pipeline and exited 2020 with 40 MW of available capacity in its top five markets, compared to 23 MW at the end of 2019. The Company has delivered a significant amount of capacity year-to-date, which enables it to turn up services for its customers quickly.

o	During the fourth quarter, CoreSite completed and placed into service LA3 Phase 1, comprising 50,000 NRSF and 6 MWs of turn-key data center capacity. LA3 Phase 1 is 80% leased.
o	The Company completed and placed into service 192,000 NRSF comprised of 22 MWs of capacity during 2020.
o	LA3 Phase 2 comprised of 54,000 NRSF and 6 MWs was placed under construction in late December 2020. This project is expected to be complete in the fourth quarter of 2021.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of Tier 1, purpose-built data centers, both owned or leased, by approximately 2.0 million NRSF, or about 87.4%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended December 31, 2020

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to fourth quarter annualized adjusted EBITDA of 5.2 times, or 5.1 times including backlog. As of the end of the fourth quarter, CoreSite had approximately $301.0 million of current liquidity, including $5.5 million of cash and $295.5 million of available capacity on its revolving credit facility.

Operational Excellence

The Company achieved seven-nines, or 99.999996%, of uptime for power and cooling across its portfolio of data centers, which exceeded the Company’s target of six-nines and the industry standard of five-nines.

2021 Financial Outlook

CoreSite’s outlook is based on current economic conditions, internal assumptions about its customer base, and the supply and demand dynamics of the markets in which it operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

The Company’s guidance for 2021 includes –

o	Total operating revenues in the range of $642.0 million to $652.0 million, representing 6.6% growth at the midpoint,
o	Adjusted EBITDA in the range of $336.0 million to $346.0 million, representing 5.1% growth at the midpoint,
o	Net income attributable to common diluted shares in the range of $1.81 to $1.91, representing a decrease of 4.4% at the midpoint, and
o	FFO per common diluted share and unit in the range of $5.42 to $5.52, representing growth of 3.0% at the midpoint.

CoreSite’s 2021 guidance drivers include –

o	Annual rental churn rate in the range of 6.5% to 8.5%,
o	Cash rent growth on data center renewals in the range of 0.0% to 2.0%, and
o	Total capital expenditures in the range of $185.0 million to $225.0 million.

The difference between net income and FFO represents real estate depreciation and amortization. For further details on the Company’s 2021 guidance, including operating revenues, Adjusted EBITDA, depreciation and amortization and capital expenditures, along with guidance drivers and other information, please see page 22 of CoreSite’s Supplemental Information.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended December 31, 2020

Conference Call Details

CoreSite will host its fourth quarter 2020 earnings call on Thursday, February 4, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until February 11, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13714615.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its fourth quarter 2020 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate virtually in Raymond James and Associates’ 42nd Annual Institutional Investors Conference on March 1, 2021, Citi’s 2021 Global Property CEO Conference on March 8-11, 2021, and RBC Capital Markets’ Datacenter / Cloud Infrastructure Executive Meetings on March 30, 2021.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center, cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,375 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 460+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations

303-222-7369
InvestorRelations@CoreSite.com

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended December 31, 2020

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Company Profile

Low-latency, secure and reliable access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from eight key North American Markets.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	THE BEST CUSTOMER EXPERIENCE

Connecting to cloud and network providers within the same data center campus can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   30,000+ interconnections

•   Peering and cloud exchanges

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

460+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,375+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement with a minimum of six-nines portfolio uptime goal – achieved seven-nines of uptime for two consecutive years

•   Prepared to support and respond to our customers, employees, and communities during the COVID-19 pandemic

•   Direct access through our customer portal to provision new space, power, cross-connects, and monitor temperature, humidity, and power draw

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions

The closer a business is to its end users, the easier it is to provide a high quality experience

•   25 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Access to subsea cables for international reach

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	For the period of			Growth %		Growth %				Growth %
Summary of Results	Q4 2020	Q3 2020	Q4 2019	Q/Q		Y/Y		YTD 2020	YTD 2019	Y/Y
GAAP Financial Measures
Operating revenues	$154,938	$153,981	$146,035	0.6%		6.1%		$606,824	$572,727	6.0%
Net income	22,409	24,132	24,745	(7.1)		(9.4)		94,617	99,037	(4.5)
Net income attributable to common shares	19,658	21,132	19,194	(7.0)		2.4		79,309	75,840	4.6
Net income per share attributable to common shares - diluted	$0.46	$0.50	$0.51	(8.0)		(9.8)		$1.95	$2.05	(4.9)

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$64,927	$64,268	$62,935	1.0%		3.2%		$256,848	$246,079	4.4%
Adjusted funds from operations (AFFO)	61,694	62,580	62,193	(1.4)		(0.8)		249,675	247,318	1.0
EBITDAre	78,738	77,285	75,421	1.9		4.4		308,674	293,741	5.1
Adjusted EBITDA	82,771	81,441	79,024	1.6		4.7		324,517	308,132	5.3
FFO per common share and OP unit - diluted	$1.34	$1.33	$1.30	0.8		3.1		$5.31	$5.10	4.1

Other Financial Ratios
EBITDAre Margin	50.8%	50.2%	51.6%	60	bps	(80)	bps	50.9%	51.3%	(40)	bps
Adjusted EBITDA Margin	53.4%	52.9%	54.1%	50	bps	(70)	bps	53.5%	53.8%	(30)	bps

	As of
	Q4 2020		Q3 2020		Q2 2020		Q1 2020		Q4 2019

Dividend Activity
Dividends declared per share and OP unit	$1.23		$1.22		$1.22		$1.22		$1.22
TTM FFO payout ratio	92.7%		93.1%		93.9%		95.2%		93.7%
TTM AFFO payout ratio	95.3%		94.8%		95.2%		95.9%		93.2%

Operating Portfolio Statistics
Operating data center properties	25		24		24		23		23
Stabilized data center NRSF	2,502,591		2,516,411		2,516,411		2,482,660		2,406,512
Stabilized data center NRSF occupied	2,174,897		2,207,215		2,226,153		2,183,751		2,179,854
Stabilized data center % occupied	86.9%		87.7%		88.5%		88.0%		90.6%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,635		$1,608		$1,601		$1,608		$1,602
TKD NRSF % occupied	83.1%		83.9%		84.7%		83.3%		83.4%

Market Capitalization & Net Principal Debt
Total enterprise value	$7,817,206		$7,479,878		$7,514,871		$7,218,678		$6,919,211
Total net principal debt outstanding	$1,717,957		$1,692,106		$1,621,314		$1,577,193		$1,484,452

Net Principal Debt to:
Annualized adjusted EBITDA	5.2	x	5.2	x	5.0	x	5.0	x	4.7	x
Annualized adjusted EBITDA, including backlog(2)	5.1	x	4.9	x	4.8	x	4.7	x	4.5	x
Enterprise value	22.0%		22.6%		21.6%		21.8%		21.5%

(1)	See reconciliations of non-GAAP measures on page 12 and a discussion of the non-GAAP disclosures in the Appendix.
(2)	Backlog is the annualized rent for data center leases that were signed, but have not yet commenced during the quarter. Backlog for the quarter ended December 31, 2020, was $7.8 million on a GAAP basis and $21.4 million on a cash basis.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	December 31,
	2020	2019
Assets:
Investments in real estate:
Land	$104,734	$94,593
Buildings and improvements	2,273,536	1,989,731
	2,378,270	2,084,324
Less: Accumulated depreciation and amortization	(867,975)	(720,498)
Net investment in operating properties	1,510,295	1,363,826
Construction in progress	319,411	394,474
Net investments in real estate	1,829,706	1,758,300
Operating lease right-of-use assets, net	173,928	172,976
Cash and cash equivalents	5,543	3,048
Accounts and other receivables, net	20,849	21,008
Lease intangibles, net	2,507	3,939
Goodwill	40,646	40,646
Other assets, net	103,094	101,082
Total assets	$2,176,273	$2,100,999

Liabilities and equity:
Liabilities
Debt, net	$1,715,911	$1,478,402
Operating lease liabilities	189,404	187,443
Accounts payable and accrued expenses	79,140	123,304
Accrued dividends and distributions	63,878	62,332
Acquired below-market lease contracts, net	2,313	2,511
Unearned revenue, prepaid rent and other liabilities	53,149	33,119
Total liabilities	2,103,795	1,887,111

Stockholders' equity
Common stock, par value $0.01	422	373
Additional paid-in capital	555,595	512,324
Accumulated other comprehensive loss	(20,526)	(6,026)
Distributions in excess of net income	(471,910)	(348,509)
Total stockholders' equity	63,581	158,162
Noncontrolling interests	8,897	55,726
Total equity	72,478	213,888
Total liabilities and equity	$2,176,273	$2,100,999

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$130,430	$130,300	$123,597	$512,343	$485,131
Interconnection revenue	21,947	21,144	19,477	84,073	75,751
Total data center revenue	152,377	151,444	143,074	596,416	560,882
Office, light-industrial and other revenue	2,561	2,537	2,961	10,408	11,845
Total operating revenues	154,938	153,981	146,035	606,824	572,727

Operating expenses:
Property operating and maintenance	43,649	44,986	39,865	169,855	157,293
Real estate taxes and insurance	6,218	5,989	5,709	23,996	22,866
Depreciation and amortization	44,386	41,759	39,737	168,915	152,925
Sales and marketing	5,844	5,901	5,527	23,726	22,439
General and administrative	10,302	10,854	10,641	44,026	43,764
Rent	10,187	8,966	8,872	36,547	32,624
Total operating expenses	120,586	118,455	110,351	467,065	431,911
Operating income	34,352	35,526	35,684	139,759	140,816
Interest expense	(11,933)	(11,384)	(10,917)	(45,086)	(41,712)
Income before income taxes	22,419	24,142	24,767	94,673	99,104
Income tax expense	(10)	(10)	(22)	(56)	(67)
Net income	22,409	24,132	24,745	94,617	99,037
Net income attributable to noncontrolling interests	2,751	3,000	5,551	15,308	23,197
Net income attributable to common shares	$19,658	$21,132	$19,194	$79,309	$75,840

Net income per share attributable to common shares:
Basic	$0.46	$0.50	$0.51	$1.96	$2.06
Diluted	$0.46	$0.50	$0.51	$1.95	$2.05

Weighted average common shares outstanding:
Basic	42,330	42,235	37,291	40,453	36,766
Diluted	42,529	42,404	37,489	40,634	36,944

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Rental revenue	$83,891	$82,943	$79,257	$329,331	$308,623
Power revenue	43,374	43,112	41,804	169,667	165,406
Tenant reimbursement and other	3,165	4,245	2,536	13,345	11,102
Rental, power, and related revenue	$130,430	$130,300	$123,597	$512,343	$485,131

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$22,409	$24,132	$24,745	$94,617	$99,037
Real estate depreciation and amortization	42,518	40,136	38,190	162,231	147,042
FFO available to common shareholders and OP unit holders	$64,927	$64,268	$62,935	$256,848	$246,079

Weighted average common shares outstanding - diluted	42,529	42,404	37,489	40,634	36,944
Weighted average OP units outstanding - diluted	5,943	6,030	10,797	7,777	11,275
Total weighted average shares and units outstanding - diluted	48,472	48,434	48,286	48,411	48,219

FFO per common share and OP unit - diluted	$1.34	$1.33	$1.30	$5.31	$5.10

Reconciliation of FFO to AFFO

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
FFO available to common shareholders and unit holders	$64,927	$64,268	$62,935	$256,848	$246,079

Adjustments:
Amortization of deferred financing costs and hedge amortization	1,028	1,028	970	4,128	3,338
Non-cash compensation	4,033	4,156	3,603	15,843	14,384
Non-real estate depreciation	1,868	1,623	1,547	6,684	5,883
Straight-line rent adjustment	(1,243)	(496)	671	(2,323)	5,637
Amortization of above and below market leases	(37)	(34)	(35)	(139)	(254)
Recurring capital expenditures(1)	(2,457)	(2,911)	(3,468)	(8,336)	(7,404)
Tenant improvements	(1,506)	(1,275)	(1,173)	(5,919)	(4,267)
Capitalized leasing costs	(4,919)	(3,779)	(2,857)	(17,111)	(16,078)
AFFO available to common shareholders and OP unit holders	$61,694	$62,580	$62,193	$249,675	$247,318

(1)	Recurring capital expenditures for the year ended December 31, 2019, included, and therefore, was reduced due to a $1.7 million energy efficiency rebate received from the power utility related to the replacement of our chiller plant at LA2.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net income	$22,409	$24,132	$24,745	$94,617	$99,037
Adjustments:
Interest expense	11,933	11,384	10,917	45,086	41,712
Income taxes	10	10	22	56	67
Depreciation and amortization	44,386	41,759	39,737	168,915	152,925
EBITDAre	$78,738	$77,285	$75,421	$308,674	$293,741
Non-cash compensation	4,033	4,156	3,603	15,843	14,384
Transaction costs / litigation	—	—	—	—	7
Adjusted EBITDA	$82,771	$81,441	$79,024	$324,517	$308,132

For additional discussion of these non-GAAP measures, see the Appendix starting on page 23.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Portfolio & Top Customers

	Data Center Operating Portfolio
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent	Total	Percent	Total	Percent		Percent	NRSF Under	Development
Market	($000)(1)	NRSF	Occupied(2)	NRSF	Occupied(2)	NRSF	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay	$102,152	888,108	86.1%	52,201	75.1%	940,309	85.5%	—	240,000	1,180,309
Los Angeles (3)	91,158	563,943	91.8	67,614	65.4	631,557	89.0	54,388	64,740	750,685
Northern Virginia	57,872	516,036	85.6	51,233	27.7	567,269	83.7	—	809,742	1,377,011
New York	22,492	168,267	87.9	34,589	16.0	202,856	75.6	—	81,799	284,655
Chicago	16,708	178,407	87.1	54,798	0.7	233,205	66.8	—	112,368	345,573
Boston	14,952	122,730	78.0	19,961	—	142,691	67.1	—	110,985	253,676
Denver	5,483	34,924	77.5	—	—	34,924	77.5	—	—	34,924
Miami	1,756	30,176	81.5	—	—	30,176	81.5	—	13,154	43,330

Total Data Center Facilities	$312,573	2,502,591	86.9%	280,396	36.9%	2,782,987	81.9%	54,388	1,432,788	4,270,163

Office & Light-Industrial (4)	9,536	418,110	79.7	—	—	418,110	79.7	—	(49,799)	368,311

Total Portfolio	$322,109	2,920,701	85.9%	280,396	36.9%	3,201,097	81.6%	54,388	1,382,989	4,638,474

(1)	On a gross basis, our total portfolio annualized rent was approximately $327.8 million as of December 31, 2020, which includes $5.7 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of December 31, 2020. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	88.6%	38.7%	83.6%
Total Portfolio	88.1%	38.7%	83.8%

(3)	In the fourth quarter of 2020, CoreSite made the decision to exit and vacate our leased data center space at LA4 and two computer rooms at LA1 by the end of 2021. These spaces, which represent 21,850 NRSF for LA4 and 6,723 NRSF at LA1, were previously acquired in 2018 through the acquisition of U.S. Colo. Due to this business decision, we have excluded these leased spaces and the associated annualized rent from the reported Los Angeles market operating property portfolio.

(4)	Included within our Reston Campus Expansion held for development space is 49,799 NRSF which is currently operating as office and light-industrial space.

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	10	210,404	6.6%	$41,659	12.9%	82
2	Enterprise	Digital Content	8	157,560	4.9	21,403	6.6	35
3	Cloud	Public Cloud	11	328,424	10.3	19,797	6.1	37
4	Cloud	Public Cloud	3	118,684	3.7	13,714	4.3	35
5	Network	Global Service Provider	9	44,147	1.4	9,359	2.9	20
6	Enterprise(4)	Travel / Hospitality	2	32,828	1.0	6,950	2.2	9
7	Network	US National Service Provider	14	39,868	1.2	5,112	1.6	31
8	Network	Cable Service Provider	16	21,501	0.7	4,391	1.4	24
9	Enterprise	SI & MSP	1	35,695	1.1	4,301	1.3	24
10	Enterprise	Government	3	25,485	0.8	4,075	1.3	138
	Total / Weighted Average			1,014,596	31.7%	$130,761	40.6%	50

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of December 31, 2020.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2020.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of December 31, 2020.
(4)	This customer had $8.3 million of annualized rent that expired in Q4 2020, and has $6.7 million of annualized rent expiring in Q4 2021, which will not be renewed.

See Appendix for definitions

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP		GAAP	Cash
	Leasing	Number	Annualized	Total	Annualized	Rental	Cash	GAAP
	Activity	of	Rent	Leased	Rent per	Churn	Rent	Rent
	Period	Leases(1)	($000)	NRSF	Leased NRSF	Rate	Growth	Growth

New / expansion leases commenced	YTD 2020	510	$45,188	232,980	$194
	Q4 2020	147	20,397	109,154	187
	Q3 2020	130	7,188	33,233	216
	Q2 2020	121	7,925	45,271	175
	Q1 2020	112	9,678	45,322	214
	Q4 2019	130	16,613	86,187	193

New / expansion leases signed	YTD 2020	509	$37,647	207,705	$181
	Q4 2020	151	9,685	53,953	180
	Q3 2020	129	12,485	72,207	173
	Q2 2020	112	3,471	22,191	156
	Q1 2020	117	12,006	59,354	202
	Q4 2019	129	6,642	30,770	216

Renewal leases signed	YTD 2020	1,182	$78,801	553,248	$142	11.6%	0.8%	5.5%
	Q4 2020	260	15,844	121,420	130	5.4	1.0	4.4
	Q3 2020	309	20,662	135,959	152	1.9	2.9	5.1
	Q2 2020	333	24,961	174,926	143	1.0	(1.5)	5.5
	Q1 2020	280	17,334	120,943	143	3.3	1.4	7.2
	Q4 2019	323	21,921	151,057	145	2.9	(0.8)	0.1

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

New / Expansion Leases Signed by Deployment Size by Period(1)

	YTD 2020	YTD 2019	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
GAAP Annualized Rent ($000)
Retail Colocation (< 130 CkW)	$11,686	$12,318	$4,448	$3,589	$1,901	$1,748	$2,783
Small Scale (130 - 500 CkW)	13,577	9,168	3,721	1,634	1,570	6,652	1,379
Large Scale & Hyperscale (> 500 CkW)	12,384	33,493	1,516	7,262	—	3,606	2,480
Total GAAP Annualized Rent	$37,647	$54,979	$9,685	$12,485	$3,471	$12,006	$6,642

(1)	Our new and expansion leases signed are presented based on the critical kilowatt (“CkW”) size, which represents the maximum amount of power that customers can draw per their contractual lease agreement.

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
Lease Distribution	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center
Leased but not commenced	—	—%	51,272	1.6%	$—	—%
Available capacity	—	—	453,290	14.2	—	—
Unoccupied OLI
Leased but not commenced	—	—	23,642	0.7	—	—
Available capacity	—	—	61,264	1.9	—	—
Data center deployment by CkW:
Retail Colocation (< 130 CkW)	2,123	85.6	514,978	16.1	78,017	24.2
Small Scale (130 - 500 CkW)	147	5.9	425,734	13.3	69,786	21.6
Large Scale (501 - 2,000 CkW)	47	1.9	419,950	13.1	63,685	19.8
Hyperscale (> 2,000 CkW)	12	0.5	494,912	15.5	84,599	26.3
Powered shell	17	0.7	422,851	13.2	16,486	5.1
OLI	135	5.4	333,204	10.4	9,536	3.0
Portfolio Total	2,481	100.0%	3,201,097	100.0%	$322,109	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	504,562	15.8%	$—	—%	$—	$—	$—
Unoccupied OLI	—	84,906	2.6	—	—	—	—	—
2021	1,277	633,077	19.7	94,043	29.2	149	94,673	150
2022	571	386,652	12.1	60,675	18.9	157	62,747	162
2023	314	370,763	11.6	54,524	16.9	147	58,947	159
2024	94	115,102	3.6	18,963	5.9	165	20,352	177
2025	66	211,678	6.6	23,671	7.3	113	37,685	180
2026-Thereafter	24	561,153	17.5	60,697	18.8	108	71,184	127
OLI (3)	135	333,204	10.5	9,536	3.0	29	10,007	30
Portfolio Total / Weighted Average	2,481	3,201,097	100.0%	$322,109	100.0%	$123	$355,595	$136

(1)	Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)	Represents the final monthly contractual rent under existing customer leases as of December 31, 2020, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2021 include annualized rent of $6.1 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2021	50,904	$1,792
2022	67,624	1,549
2023	141,284	3,985
2024	9,983	256
2025	14,933	573
Thereafter	48,476	1,381
Total OLI	333,204	$9,536

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

	Percentage of Total Data Center
	Annualized Rent
Metropolitan Market	December 31, 2020	December 31, 2019
San Francisco Bay	32.7%	35.8%
Los Angeles	29.2	26.8
Northern Virginia	18.5	17.8
New York	7.2	7.3
Chicago	5.3	5.3
Boston	4.8	5.0
Denver	1.8	1.5
Miami	0.5	0.5
Total	100.0%	100.0%

Vertical Diversification

	Percentage of Total Data Center
	Annualized Rent
Vertical	December 31, 2020	December 31, 2019
Enterprise	42.2%	44.6%
Cloud	33.8	33.0
Network	24.0	22.4
Total	100.0%	100.0%

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF, cost per NRSF, MW, and cost per MW data)

Capital Expenditures and Repairs and Maintenance

	Year Ended	Three Months Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2020	2020	2020	2020	2020
Data center expansion(1)	$202,992	$29,110	$37,117	$70,187	$66,578
Non-recurring investments(2)	3,963	1,078	980	996	909
Tenant improvements	5,919	1,506	1,275	2,172	966
Recurring capital expenditures(3)	8,336	2,457	2,911	1,550	1,418
Total capital expenditures	$221,210	$34,151	$42,283	$74,905	$69,871

Repairs and maintenance expense(4)	$15,033	$4,214	$3,649	$3,290	$3,880

(1)	Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital.

(2)	Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation, such as internal system development for on-premises IT infrastructure and system-wide security upgrades, which have a future economic benefit.

(3)	Recurring capital expenditures include required equipment upgrades with future economic benefit within our operating portfolio.

(4)	Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan			Power		Cost Per	Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	(MW)	Cost(1)	NRSF	MW	Leased(2)	Occupied
LA1	Los Angeles	Q2 2019	17,238	1.5	$11,635	$675	$7,757	45.4%	42.7%
VA3 Phase 1B	Northern Virginia	Q2 2019	51,233	6.0	53,393	1,042	8,899	27.7	27.7
BO1	Boston	Q4 2019	19,961	1.5	7,124	357	4,749	—	—
NY2 Phase 3	New York	Q1 2020	34,589	4.0	50,144	1,450	12,536	19.8	16.0
CH2 Phase 1	Chicago	Q2 2020	54,798	6.0	62,988	1,149	10,498	0.8	0.7
SV8 Phase 3	San Francisco Bay	Q2 2020	52,201	6.0	61,375	1,176	10,229	75.1	75.1
LA3 Phase 1	Los Angeles	Q4 2020	50,376	6.0	72,513	1,439	12,086	79.7	73.2
Total completed pre-stabilized			280,396	31.0	$319,172	$1,138	$10,296	38.7%	36.9%

(1)	Cost includes capital expenditures related to the specific project / phase and, for CH2 Phase 1, LA3 Phase 1, NY2 Phase 3, SV8 Phase 3, and VA3 Phase 1B projects, also includes allocations of capital expenditures related to land, building shell, and infrastructure that were incurred at the beginning of the overall project.

(2)	Includes customer leases that have been signed as of December 31, 2020, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Development Summary

Data Center Leasing Capacity

The following chart sets forth the total data center power capacity in megawatts (“MW”), net of backlog, available in our portfolio as of the end of each reporting period presented:

(1)	The available capacity represents total MW’s within unoccupied operating data center space, net of backlog.
(2)	The MWs under construction represents sellable capacity that will be available for lease according to the estimated timeline disclosed in the development table below.
(3)	The developable MW’s represents the sellable capacity that is currently held for development within existing core and shell buildings.

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	—	—	$—	$—	—%	—	110,985	$71,200	9.0	110,985	$71,200
CH2
Phase 2	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
Phase 3	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
LA3
Phase 2	Q4 2021	54,388	383	39,000	—	6.0	—	—	—	54,388	39,000
Phase 3							54,388	36,000	6.0	54,388	36,000
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 4	—	—	—	—	—	—	46,699	23,000	5.0	46,699	23,000
Phase 5	—	—	—	—	—	—	35,100	40,000	4.5	35,100	40,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	35,000	6.0	49,316	35,000
Phase 1D	—	—	—	—	—	—	34,143	22,000	3.0	34,143	22,000
Phase 1E	—	—	—	—	—	—	23,365	22,000	3.0	23,365	22,000
Total data center expansion		54,388	$383	$39,000	—%	6.0	489,870	$337,950	50.0	544,258	$376,950

New development
Ground-up construction
VA3
Phase 2	—	—	—	—	—	—	289,173	200,000	27.0	289,173	200,000
Reston Campus Expansion
Future Phases	—	—	—	—	—	—	413,745	550,000	54.0	413,745	550,000
Pre-construction
SV9	—	—	—	—	—	—	240,000	325,000	30.0	240,000	325,000
Total new development		—	$—	$—	—%	—	942,918	$1,075,000	111.0	942,918	$1,075,000

Total development(1)(2)		54,388	$383	$39,000	—%	6.0	1,432,788	$1,412,950	161.0	1,487,176	$1,451,950

(1)	In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.
(2)	We have an estimated $34.0 million in deferred expansion capital under construction at multiple properties as of December 31, 2020, of which $6.9 million has been incurred to-date. We estimate approximately $35 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	December 31, 2020	Equivalents
Common shares	42,768	$125.28	$5,357,994
Operating partnership units	5,917	125.28	741,255
Total equity			6,099,249
Total net principal debt outstanding(1)			1,717,957
Total enterprise value			$7,817,206

Net principal debt to enterprise value			22.0%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $5.5 million of cash and cash equivalents.

Debt Summary(1)

	Weighted	Outstanding as of:
	Average	December 31,	December 31,
Instrument	Rate(2)	2020	2019
Revolving credit facility	1.39%	$148,500	$62,500
Senior unsecured term loans	2.27	700,000	700,000
Senior unsecured notes(3)	4.16	875,000	725,000
Total principal debt outstanding		1,723,500	1,487,500
Unamortized deferred financing costs		(7,589)	(9,098)
Total debt		$1,715,911	$1,478,402
Weighted average interest rate	3.16%

Floating rate vs. fixed rate debt		9% / 91%	29% / 71%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.

(2)	The interest rates above reflect the impacts of interest rate swap agreements.

(3)	On May 6, 2020, we entered into a note purchase agreement to issue an aggregate principal amount of $150 million, 3.75% Series C senior notes maturing on May 6, 2027 (the “2027 Notes”).

Debt Maturities

(1)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to November 2024.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Interest Summary, Debt Covenants and Liquidity

(in thousands)

Interest Expense Components

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest expense and fees	$13,748	$13,555	$13,630	$53,733	$52,022
Amortization of deferred financing costs and hedge amortization	1,028	1,028	970	4,128	3,338
Capitalized interest	(2,843)	(3,199)	(3,683)	(12,775)	(13,648)
Total interest expense	$11,933	$11,384	$10,917	$45,086	$41,712

Percent capitalized	19.2%	21.9%	25.2%	22.1%	24.7%

Debt Covenants and Liquidity

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		December 31,		September 30,		June 30,		March 31,		December 31,
	Required Compliance	2020		2020		2020		2020		2019

Fixed charge coverage ratio	Greater than 1.50x	6.0	x	6.1	x	6.5	x	5.8	x	5.9	x
Total indebtedness to gross asset value	Less than 60%	33.6%		32.3%		31.1%		31.2%		29.0%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(148,500)		(120,000)		(99,000)		(155,500)		(62,500)
Outstanding letters of credit		(6,053)		(6,053)		(6,053)		(6,053)		(4,879)
Current availability		$295,447		$323,947		$344,947		$288,447		$382,621

Cash		5,543		2,894		2,686		3,307		3,048
Current liquidity		$300,990		$326,841		$347,633		$291,754		$385,669

Subsequent debt financing(1)		—		—		50,000		100,000		—
Pro forma liquidity		$300,990		$326,841		$397,633		$391,754		$385,669

(1)	On May 6, 2020, the Company executed a note purchase agreement to issue an aggregate principal of $150 million senior notes. On May 6, 2020, we issued $100 million of senior notes, and on July 14, 2020, we issued the remaining $50 million of senior notes. The proceeds from the senior notes were used to pay down outstanding amounts on the revolving credit facility.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q4 2020	Annualized
Operating Income	$34,352	$137,408
Adjustments:
Depreciation and amortization	44,386	177,544
General and administrative	10,302	41,208
Net Operating Income	$89,040	$356,160

Cash Net Operating Income (Cash NOI)
Net Operating Income	$89,040	$356,160
Adjustments:
Straight-line rent	(1,243)	(4,972)
Amortization of above and below-market leases	(37)	(148)
Cash NOI	$87,760	$351,040

Cash NOI with backlog (83.8% leased)(1)	$93,387	$373,546
Cash stabilized NOI (93% leased)	$103,639	$414,556

(1)	Cash NOI with backlog includes cash backlog as of December 31, 2020, less any leasing of currently occupied NRSF and data center projects under development.

Development Projects

Data Center Projects Under Construction	Q4 2020
TKD construction in progress(1)	$383
Remaining spend(1)	38,617
Total	$39,000

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$4,600 - 6,200

(1)	Does not include spend associated with leasing commissions. See page 18 for further breakdown of data center projects under construction.

Other Assets and Liabilities

Other Assets	Q4 2020
Remaining construction in progress(1)	$319,028
Cash and cash equivalents	5,543
Accounts and other receivables	20,849
Other tangible assets	30,095
Total other assets	$375,515

Liabilities
Principal debt	$1,723,500
Accounts payable, accrued expenses and other liabilities	132,289
Accrued dividends and distributions	63,878
Total liabilities	$1,919,667

Weighted average common shares and units - diluted	48,472

(1)	Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

2021 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2021			Implied
	Low	High	Mid	2020	Growth(1)
Net income attributable to common diluted shares	$1.81	$1.91	$1.86	$1.95	(4.6)%
Real estate depreciation and amortization	3.61	3.61	3.61	3.36
FFO per common share and OP unit - diluted	$5.42	$5.52	$5.47	$5.31	3.0%

Projected operating results:
Total operating revenues	$642,000	$652,000	$647,000	$606,824	6.6%
Interconnection revenues	87,000	93,000	90,000	84,073	7.0
General and administrative expenses	47,000	51,000	49,000	44,026	11.3
Property taxes and insurance	27,500	29,500	28,500	23,996	18.8

Net Income	$88,000	$93,000	$90,500	$94,617	(4.4)%
Depreciation and amortization	182,500	182,500	182,500	168,915	8.0
Other adjustments(2)	65,500	70,500	68,000	60,985	11.5
Adjusted EBITDA	$336,000	$346,000	$341,000	$324,517	5.1%

Guidance drivers:
Annual rental churn rate	6.5%	8.5%	7.5%	11.6%
Cash rent growth on data center renewals	—%	2.0%	1.0%	0.8%
Capitalized interest	16.0%	20.0%	18.0%	22.1%
Sales and marketing expense as a percentage of revenue	3.7%	3.9%	3.8%	3.9%

Capital expenditures:
Data center expansion	$165,000	$195,000	$180,000	$202,992
Non-recurring investments	2,000	5,000	3,500	3,963
Tenant improvements	4,500	6,500	5,500	5,919
Recurring capital expenditures - data center	10,000	15,000	12,500	8,336
Recurring capital expenditures - office & light-industrial(3)	3,500	3,500	3,500	—
Total capital expenditures	$185,000	$225,000	$205,000	$221,210

(1)	Implied growth is based on the midpoint of 2021 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.
(3)	Included in our recurring capital expenditures is an estimated $3.5 million of expenditures related to an office lease expected to commence in Q2 2021.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
8.	Plus / Less: Net amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended December 31, 2020

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Appendix

Data Center Leasing Metrics

●	Cash Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.
●	Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended December 31, 2020

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Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2018, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2018. The turn-key same-store space as of December 31, 2018, is 1,972,441 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended December 31, 2020

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26